As filed with the Securities and Exchange Commission on March 21, 1997

                                                   Registration No. 333-20969

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 Amendment No. 1
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             FEATHERLITE MFG., INC.
             (Exact name of registrant as specified in its charter)

         Minnesota                                       41-1621676
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)

                                Highways 63 and 9
                               Cresco, Iowa 52136
                                 (319) 547-6000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Conrad D. Clement
                      President and Chief Executive Officer
                             Featherlite Mfg., Inc.
                                 Highways 63 & 9
                                  P.O. Box 320
                               Cresco, Iowa 52136
                                 (319) 547-6000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                             Timothy M. Heaney, Esq.
                         William K. Sjostrom, Jr., Esq.
                            Fredrikson & Byron, P.A.
                            1100 International Centre
                             900 Second Avenue South
                          Minneapolis, Minnesota 55402
                                 (612) 347-7000


   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being offered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ X ]



                                  CALCULATION OF REGISTRATION  FEE
================================================================================================================================
                                                                                                 Proposed
                                                           Amount          Proposed Maximum       Maximum           Amount of
                                                            to be          Offering Price per    Aggregate         Registration
Title of Securities to be Registered                      Registered          Unit(1)           Offering Price(1)        Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock to be offered by                              300,000            $6.45            $1,935,000               $587
Selling  Shareholder
================================================================================================================================

(1) For purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, such amount is based upon the average of the high and low prices of the registrant's Common Stock on January 30, 1997 (a date within five business days prior to the date of filing).


     The registrant amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                   Subject to completion, dated March 21, 1997

                                   PROSPECTUS

                             FEATHERLITE MFG., INC.

                         300,000 Shares of Common Stock


     This Prospectus relates to the offer and sale of up to 300,000 shares of Common Stock, par value of $.01 per share, (the "Shares"), of Featherlite Mfg., Inc., a Minnesota corporation ("Featherlite" or the "Company") by a certain Selling Shareholder (the "Selling Shareholder"). See "Selling Shareholder." The Company will not receive any proceeds from the sale of any Shares offered hereby.

     The Company will bear all expenses of the offering (estimated to be $10,000), except that the Selling Shareholder will pay any applicable underwriter's commissions and expenses, brokerage fees or transfer taxes, as well as any fees and disbursements of counsel and experts for the Selling Shareholder. The Company and the Selling Shareholder have agreed to indemnify each other against certain liabilities, including liabilities arising under the Securities Act.


     Upon completion of the offering, the Company's executive officers and directors will beneficially own 65.5% of the issued and outstanding shares of Common Stock.



     The Company's Common Stock is traded on the Nasdaq National Market(R) under the symbol "FTHR." The closing bid price of the Company's Common Stock on March 19, 1997, as reflected on the Nasdaq National Market(R) was $8.24 per share.

                             -----------------------

                FOR INFORMATION CONCERNING CERTAIN RISKS RELATING
                 TO AN INVESTMENT IN THE COMPANY'S COMMON STOCK
                     SEE "RISK FACTORS" BEGINNING ON PAGE 6.
                             -----------------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
            SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
            COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
                THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this Prospectus is        , 1997.

     No person is authorized to give any information or to make any representations, other than those contained or incorporated by reference in this Prospectus, in connection with the offering contemplated hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.


                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549, and at the Commission's regional offices in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and Chicago (Suite 1400, Northwestern Atrium Center, 500 West Madison, Chicago, Illinois 60661). Copies of such material can be obtained from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Registration Statement and the Company's Exchange Act filings may also be accessed through the Commission's web site (http://www.sec.gov).


                       DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed by the Company with the Commission are hereby incorporated by reference in this Prospectus:

          1. The Company's annual report on Form 10-K (Commission File No. 0-24804) for its 1996 fiscal year ended December 31, 1996 ("10-K").

          2. The Company's report on Form 8-K (Commission File No. 0-24804) filed July 11, 1996.

          3. The Company's report on Form 8-K/A No. 1 (Commission File No. 0-24804) filed September 13, 1996.

          4. The Company's quarterly reports on Form 10-Q (Commission File No. 0-24804) for its fiscal quarters ended June 30, 1996, March 31, 1996 and September 30, 1996.

          5. The description of the Company's Common Stock, $.01 par value, which is contained in the Company's Registration Statement on Form S-1 (Commission File No. 33-82564) filed under the Securities Act of 1933, as amended, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein, therein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Jeffery A. Mason, Chief Financial Officer, Featherlite Mfg., Inc., Highways 63 and 9, Cresco, Iowa 52136; Telephone (319) 547-6000.

                                   THE COMPANY

     Featherlite Mfg., Inc. (the "Company") was organized by current management as a Minnesota corporation in 1988 to acquire the assets of a non-affiliated business which manufactured trailers since the early 1970s under the FEATHERLITE(R) brand name. The Company designs, manufactures and markets over 400 models of both custom made and standard model specialty aluminum and steel trailers through a network of approximately 290 dealers located in the United States and Canada. Its product lines vary from an eight-foot livestock trailer to a specially designed trailer which houses a rare traveling museum exhibition or a custom designed trailer to transport race cars, spare parts, tools and work shops of race car owners and drivers.

     In 1996, the Company acquired the assets of Vantare International, Inc. and began manufacturing and marketing custom luxury motorcoaches under the tradename Vantare by Featherlite(TM). These coaches are made from a bus shell for conversions that is purchased and then completed by Featherlite to provide an interior designed to the customer's specifications. Retail selling prices range from $500,000 to $900,000 or more. The Company also sells used coaches which are taken as trade-ins or on a consignment basis.

     The Company markets its primary trailer products under the FEATHERLITE(R) brand name. FEATHERLITE(R) trailers are made of aluminum, which differentiates the Company from most of its competitors that primarily make steel trailers. Aluminum trailers are superior to steel in terms of weight, durability, corrosion resistance, maintenance and weight-to-load ratio.

Although the Company's focus is on manufacturing and marketing aluminum trailers, it also markets lines of steel and composite steel and aluminum trailers under the FEATHERLITE-STL(TM) (formerly ECONOLITE(TM)) and DIAMOND D(R) brands in order to provide dealers and customers with a high quality, but less expensive, alternative to the aluminum trailer brand.

     Management believes that the Company's growth is being caused by overall market expansion and by the Company increasing its shares of a fragmented market. Demand for the Company's products is being partially driven by the lifestyles, hobbies and events that are important to Featherlite's target customers. Growth in those product and service categories which could use or require a high quality trailer is creating increased demand for the Company's products. Those categories include pickup trucks, sport utility vehicles, all-terrain-vehicles, personal watercraft and snowmobiles; auto races, classic car shows and motorcycle rallies; hobby farming and raising and showing horses; art and craft fairs and expositions; and vending trailers for selling crafts, food and other concessions, such as T-shirts or novelty items. Examples of other users of the Company's trailers include lawn care services, house painters, construction crews, traveling museum exhibitions, concert tours, musical groups and fiber optic utility crews that require clean environments in which to splice and store cable.

     The Company continually monitors the market for opportunities to introduce new and innovative designs. Featherlite pioneered the introduction of standard model aluminum horse and livestock trailers, which traditionally had been custom made. It has also responded to the increasing demand for customizing the interiors of trailers, a capability which helps distinguish the Company from its competition. Typical interiors range from simple, such as a dressing room, closet and mirror in the nose of a horse trailer, to sophisticated, such as upholstered seating and sleeping areas, kitchens, bathrooms and modern electronics, including fax machines, cellular phones and satellite dishes, in race car transporters and luxury custom coaches. In addition, Featherlite refines the products it already offers by introducing new features to satisfy the increasing demands of its customers.


     The Company pays special attention to its target customers and attempts to reach them through a variety of media. Unlike most of its competition, Featherlite is large enough to benefit from national advertising and sponsorship of major events which are visible to its customers. These sponsorships include Featherlite's designation as the "Official Trailer of NASCAR" and the "Official Trailer of CART, IRL, ARCA, ASA, World of Outlaws and the Indianapolis Motor Speedway," a major sponsor of NHRA drag racing and association with the All American Quarter Horse Congress, the International Arabian Horse Association and others. Featherlite intends to expand its promotional activities as the Company enters new markets.

                                  RISK FACTORS

     In addition to the other information in this Prospectus, the following risk factors should be considered carefully by prospective investors evaluating the Company and its business before purchasing the Shares.


Recent Financial Performance

     The Company in the years ended December 31, 1995 and 1996 experienced increasing net sales but decreasing gross profit margins. Additionally, net income decreased in 1995 but increased modestly in 1996. The decrease in gross margins in 1996 was primarily related to operations of the Vantare motorcoach division, including the cost and resale of trade-ins, which was acquired in the third quarter. If the motorcoach division was excluded, the Company's gross margins would have increased in 1996. The motorcoach business, including purchases and resales of trade-ins, has a lower gross profit margin than the manufacture and sale of trailers. The decreases in 1995 were primarily related to increases in the cost of aluminum and overhead cost increases related to plant expansion. Management believes but cannot assure that gross margins will improve in the future. See 10-K "Management's Discussion and Analysis--Results of Operations."

Increased Leverage and Related Expenses

     The Company has made increased use of leverage and incurred increased interest and related expenses in the years ended December 31, 1994 through
December 31, 1996. Increased debt was incurred in connection with the acquisition of Diamond D (fourth quarter of 1995), financing operations of Vantare (third quarter of 1996) and financing additional working capital. The Company temporarily was out of compliance with certain covenants in its loan agreements but is now in compliance and has extended its bank line of credit. Increased leverage and related expenses create a risk to future operating results of the Company. See 10-K "Management's Discussion and Analysis--Liquidity and Capital Resources."


Competition

     The specialty trailer industry is highly competitive. Competition in this industry is based on brand name recognition, quality, price, reliability, product design features, breadth of product line, warranty and service. There are no significant technological or manufacturing barriers to enter into the production of steel trailers and only moderate barriers to the production of aluminum trailers. The luxury motorcoach industry is highly competitive with ten or more manufacturers. Competition in this industry is based primarily on quality and price although other factors such as brand name, reliability, design features, warranty and service are also important. Certain of the Company's competitors and potential competitors have greater financial and other resources than the Company and have been in existence longer than the Company. Furthermore, certain of the Company's competitors are better established in segments of the Company's business. See 10-K Item 1 "Description of Business--Marketing and Sales--Competition" and "--Cautionary Statements."

Dependence on Key Personnel

     The Company's success is highly dependent on its senior management, including Conrad D. Clement, President and Chief Executive Officer, and Michael Guth, President of the Vantare Division of Featherlite. The loss of Mr. Clement's or Mr. Guth's services could have a material adverse affect the Company's business and development. There can be no assurance that an adequate replacement could be found for either individual in the event of his departure. The Company does not carry any key man life insurance on any of its officers or employees. See 10-K Item 1 "Description of Business--Cautionary Statements."



Supplier Relationships and Fluctuating Prices

     The Company presently purchases substantial amounts of aluminum extrusions from two major suppliers, Alumax Extrusions Inc. and Dolton Aluminum Company Inc., and the majority of its sheet metal from two large suppliers, Reynolds Aluminum Co. and Samuel Whittar. The identity of particular suppliers and the quantities purchased from each varies from period to period. The Company has not engaged in hedging or the purchase and sale of future contracts other than contracts for delivery to fill its own needs. The Company has contracts with suppliers to fill a substantial part of its projected need for aluminum in 1997. In the event that one or more of the Company's suppliers were unable to deliver raw materials to the Company for an extended period of time, the Company's production and profits could be materially and adversely affected if an adequate replacement supplier could not be found within a reasonable amount of time. The Company has never been unable to obtain an adequate supply of raw materials. Open market prices for aluminum fluctuate. Increases in prices of aluminum and other supplies may adversely affect sales of the Company's products and the Company's profit margins. See 10-K Item 1 "Description of Business--Manufacturing," "--Cautionary Statements" and "Management's Discussion and Analysis--Results of Operations."


Reliance on Manufacturer

     The Company purchases its motorcoach shells from one manufacturer, Prevost Car, Inc. of Sainte-Claire, Quebec, Canada, although the Company could purchase certain shells from other manufacturers. The Company does not have any long or short term manufacturing contracts with Prevost. However, the Company provides Prevost with its estimated yearly motorcoach requirements. Once Prevost releases an order to production, Prevost becomes obligated to fill the order and the Company becomes obligated to take delivery of the order. In the event that Prevost was unable to deliver motorcoach shells to the Company, the Company's revenues and profits could be materially and adversely affected. See 10-K Item 1 "Description of Business--Manufacturing."


Product Liability

     Although the Company has never been required to pay any significant amount in a product liability action, as a manufacturing company it is subject to an inherent risk of product liability claims. The Company maintains product liability insurance policies in amounts it believes is adequate for the volume of its business, but there is no assurance that its coverage will continue to be available at an acceptable price or be sufficient to protect the Company from adverse financial effects in the event of product liability claims. See 10-K
Item  1  "Description   of   Business--Product   Liability"  and   "--Cautionary
Statements."


Government Regulation and Product Standards

     The Company and its products are subject to various foreign, federal, state and local laws, rules and regulations. The Company builds its trailers to standards of the federal Department of Transportation and the National Trailer Manufacturers Association. The Company is also governed by regulations relating to employee safety and working conditions and other activities. A change in any such laws, rules, regulations or standards, or a mandated federal recall by the National Highway Transportation Safety Board, could have material adverse effect on the Company. See 10-K Item 1 "Description of Business--Cautionary Statements."


Aircraft Purchases and Sales

     The Company is a licensed aircraft dealer and believes that dealing in used aircraft is complementary to its principal business. The purchase, sale, use and operation of aircraft, and the volatility in the sales volume and value of aircraft, create risks to the Company and its operating results. The Company maintains liability insurance relating to its aircraft in an amount it believes to be adequate but there is no assurance that its coverage will continue to be available at an acceptable price or be sufficient to protect the Company from adverse financial effects in the event of claims. See 10-K Item 1 "Description of Business--Products and Services--Other Activities" and "--Cautionary Statements."


Facilities Utilization and Integration

     The Company has substantially expanded its facilities over the past two years through the construction of larger facilities in Cresco, Iowa completed in March 1995, the acquisition of assets of Diamond D in October 1995 (primarily for the manufacture of steel trailers), the acquisition of assets of Vantare International, Inc. in Sanford, Florida in July 1996 (for the manufacture of luxury motorcoaches). The Sanford facilities are currently being expanded to add 24,000 square feet to production and office space as well as 6,000 square feet for outside service bays. The outside parking area is also being improved. The Company's profit margins will depend in part on its ability to increase unit sales volume to fully utilize its new facilities and integrate operations efficiently. See 10-K Item 2 "Properties."

Future Capital Needs

     The Company's future capital requirements will depend on many factors, including cash flow from operations and the Company's ability to market its products successfully. The Company is currently able to finance its operations and expansion plan through its cash flow and existing line of credit, however, in the future it may seek additional financing through a bank or other sources. Debt financing may result in higher interest expense. Any financing, if available, may be on terms unfavorable to the Company. See 10-K Item 1 "Description of Business--Cautionary Statements" and "Management's Discussion and Analysis--Liquidity and Capital Resources."


Absence of Dividends

     Although the Company made cash distributions while it was taxable as an S Corporation, it does not intend to pay any other cash dividends in the foreseeable future. The Company intends to retain all earnings, if any, to invest in the Company's operations. Subject to contractual restrictions, the payment of dividends is within the discretion of the Company's Board of Directors and will depend upon the earnings, capital requirements and operating and financial condition of the Company, among other factors. The Company is a party to certain loan agreements which prohibit the payment of any dividends without the lenders' prior consent. As of the date of this Prospectus, the Company is in compliance with the financial covenants contained in these loan agreements.

                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of any of the Shares offered hereby.

                               SELLING SHAREHOLDER

     The Selling Shareholder acquired shares on July 1, 1996 in connection with the acquisition by the Company of substantially all the assets of Vantare International, Inc., a manufacturer of luxury custom coaches previously owned by the Selling Shareholder and subsequently dissolved. The Shares covered by this Prospectus are being registered to permit public secondary trading of the Shares and the Selling Shareholder may offer the shares for resale from time to time. See "Plan of Distribution."


     Since July 1, 1996, the Selling Shareholder has served as President of the Vantare Division of Featherlite.


                                                Before the Offering                                    After the Offering
                                     ----------------------------------------               ----------------------------------------
                                           Shares           Percentage of        Shares           Shares           Percentage of
                                        Beneficially         Outstanding          Being        Beneficially         Outstanding
Name and Address of                       Owned(1)           Shares(1)           Offered        Owned(1)             Shares(1)
Beneficial Owner


Michael Guth                                  300,000           4.8%             300,000            -0-                 -0-
1550 Dolgner Place
Sanford, Florida 32771

-------------------

(1) Shares not outstanding but deemed beneficially owned by virtue of the individual's right to acquire them as of the date of this Prospectus, or within 60 days of such date, are treated as outstanding when determining the percent of the class owned by such individual.

                              PLAN OF DISTRIBUTION

     The Selling Shareholder has advised the Company that all or a portion of the Shares offered by the Selling Shareholder hereby may be sold from time to time by the Selling Shareholder or by pledges, donees, transferees or other successors in interest. Such sales may be made in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following means: (a) ordinary brokerage or market making transactions and transactions in which the broker or dealer solicits purchasers;
(b) block trades in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; and (c) purchases by a broker or dealer as principal and resales by such broker or dealer for its account pursuant to this Prospectus. In effecting sales, brokers or dealers engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Shareholder in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Act may be sold under Rule 144 rather than pursuant to this Prospectus.

     The Company and the Selling Shareholder have agreed to indemnify each other against certain liabilities, including liabilities arising under the Securities Act.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

     The following expenses will be paid by the Company in connection with the distribution of the shares registered hereby. The Company is paying all of the Selling Shareholder's expenses related to this offering, except the Selling Shareholder will pay any applicable broker's commissions and expenses, transfer taxes, as well as fees and disbursements of counsel and experts for the Selling Shareholder. All of such expenses, except for the SEC Registration Fee, are estimated.

       SEC Registration Fee ...........................................$  587
       NASD Fee ............................................................0
       Nasdaq listing fee ..................................................0
       Legal Fees and Expenses .........................................5,000
       Underwriter's Accountable Expenses ..................................0
       Accountants' Fees and Expenses ..................................2,000
       Printing Expenses ...............................................2,000
       Blue Sky Fees and Expenses ........................................  0
       Miscellaneous ...................................................  413
                           Total .....................................$10,000

Item 15.  Indemnification of Directors and Officers.

     Section 302A.521, subd. 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

     Provisions regarding indemnification of officers and directors of the Company are contained in Article 9 of the Company's Articles of Incorporation, as amended and Article 5 of the Company's Bylaws each of which are incorporated herein by reference.

     The  Company  and  Selling   Shareholder  listed  herein,  have  agreed  to
indemnify, under certain conditions, each other against certain liabilities arising under the Securities Act.


Item 16.          Exhibits

         See Exhibit Index on page following signatures.

Item 17.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                           (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                           (iii) Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           Provided,  however,  that  paragraphs  (a)(1)(i)  and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

         (c)      The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cresco, State of Iowa, on March 19, 1997.

                                   FEATHERLITE MFG., INC.


                                   By *
                                      Conrad D. Clement, President and
                                      Chief Executive Officer


                                   By /s/ Jeffery A. Mason
                                      Jeffery A. Mason, Chief Financial Officer


     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the date stated.

     Signature            Title                                 Date


*                         President, Chief Executive            March 19, 1997
Conrad D. Clement         Officer and Director (Principal
                          Executive Officer)


 /s/ Jeffery A. Mason     Chief Financial Officer and           March 19, 1997
Jeffery A. Mason          Director (Principal Financial
                          and Accounting Officer)


*                         Executive Vice President and          March 19, 1997
Tracy J. Clement          Director


*                         Director                              March 19, 1997
Donald R. Brattain


*                         Director                              March 19, 1997
Thomas J. Winkel


*                         Director                              March 19, 1997
Kenneth D. Larson


*                         Director                              March 19, 1997
John H. Thomson


*By: /s/ Jeffery A. Mason
Jeffery A. Mason
Attorney In Fact

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    EXHIBITS
                                       to
                         Form S-3 Registration Statement



                             Featherlite Mfg., Inc.
             (Exact name of Registrant as specified in its charter)



                                      INDEX

Exhibit

  *5.1            Opinion and Consent of Fredrikson & Byron, P.A.

 **23.1           Consent of McGladrey & Pullen, LLP

***23.2           Consent of Graham & Cotrill, P.A.

  *23.3           Consent of Fredrikson & Byron, P.A. (Included in Exhibit 5.1)

  *24.1           Power of attorney from directors

*Previously filed.
**In accordance with Rule 439 under the Securities Act, such consent will be included in the Company's soon to be filed Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1996.
***Filed with this Amendment No.1 to Form S-3 Registration Statement.